EXHIBIT 99.01

FOR IMMEDIATE RELEASE

Investor Contact: Michael J. Rockenbach	Press Contact: Robin Austin
Chief Financial Officer	Public Relations Manager
(714) 513-8213	(714) 513-8152

EMULEX REPORTS RECORD THIRD QUARTER REVENUE

     COSTA MESA, Calif., April 24, 2003 — Emulex Corporation (NYSE:ELX), the world’s largest supplier of storage networking host bus adapters (HBAs), today announced results for its third fiscal quarter ended March 30, 2003.

Third Quarter Highlights

•	Revenues up 4% sequentially and up 14% year over year to a record $79.6 million

•	GAAP EPS was breakeven, compared to a loss of $0.20 per share a year ago

•	Non-GAAP (formerly known as pro forma) diluted EPS of $0.22, up 38% from a year ago

•	Annualized revenues per employee of $844,000

•	Gross margin of 63%

•	GAAP operating margin of -3%

•	Non-GAAP operating margin of 34%

•	Sequential increase in cash, cash equivalents and investments of $16.3 million

•	Tentative settlements of its class action and derivative lawsuits

Business Outlook

     Emulex provided new guidance for the fourth fiscal quarter ending June 2003. Although actual results may vary depending on a variety of factors, many of which are outside Emulex’s control, Emulex is budgeting for year-to-year revenue growth of 14-17%, or revenues in a range of about $80-$82 million, and earnings per diluted share of up to $0.22.

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Financial Results

     Revenues grew to a record $79.6 million, up 4% sequentially and up 14% year over year. On a GAAP basis, Emulex reported a third quarter net loss of $248,000, or $0.00 per share, compared with a net loss of $16.5 million, or $0.20 per share for the prior year’s period. Non-GAAP net income amounted to a record $18.7 million, or $0.22 per diluted share, for the third quarter of fiscal 2003, an expansion of 37% from the non-GAAP net income of $13.7 million, or $0.16 per diluted share, reported for the same quarter a year ago. A reconciliation between GAAP and non-GAAP results is included in the accompanying financial data, as well as an explanation of why Emulex believes non-GAAP results are relevant to investors.

     Third fiscal quarter Fibre Channel revenue grew 15% from a year ago and 3% sequentially from the second fiscal quarter, amounting to a record $78.2 million, or 98% of net revenues. Average HBA selling prices declined 2% sequentially, in line with recent experience. Two Gbps solutions, including both chips and HBAs, rose 105% from a year ago to 87% of total Fibre Channel revenue.

     OEM and distribution revenue trends were consistent with recent quarters. Primarily reflecting a mid-2002 shift at a major customer from a direct sales model to a distribution business model, third quarter revenues from OEM customers were essentially flat compared to a year ago, while revenues from distribution expanded more than 70% from the year ago quarter. A distinct factor in the growth in the distribution channel was an increase in sales of standard product, or HBAs that are not associated with OEM certifications, which expanded more than 35% year over year as well.

Supplemental Revenue Information
($000s)

	Q3 FY 2003	% Total	Q3 FY 2002	% Total	% Change
	Revenue	Revenue	Revenue	Revenue	Year/Year

Revenue from OEM customers	$54,820	69%	$55,166	79%	-1%
Revenue from distribution	24,736	31%	14,375	21%	+72%
Other	17	—	50	—	nm

Total Revenue	$79,573	100%	$69,591	100%	+14%

United States	$44,835	56%	$40,132	58%	+12%
Europe	28,398	36%	26,417	38%	+7%
Pacific Rim countries	6,340	8%	3,042	4%	+108%

Total Revenue	$79,573	100%	$69,591	100%	+14%

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     In the third fiscal quarter, annualized revenues per employee rose to better than $844,000, as Emulex achieved a new milestone with the delivery of its one millionth Fibre Channel HBA. “The third fiscal quarter was a milestone quarter for Emulex in multiple respects, as we revealed new gains in market share and technology leadership,” stated Paul Folino, Chairman and CEO of Emulex. During the third fiscal quarter, Emulex was ranked number one in 2002 Fibre Channel HBA market share in Dell’Oro Group’s recently-released SAN Report, where Dell’Oro also noted that Emulex expanded its HBA market share to 45 percent. Also in the third fiscal quarter, Emulex announced its Thor Fibre Channel ASIC, which delivers over 100,000 I/Os per second within a tightly integrated, native dual-channel solution. Folino said, “Thor began sampling in February, and we are very pleased with its reception to date, both as the foundation of our next generation HBAs as well as a cost-effective, small footprint embedded solution.” More recently, Emulex announced a joint development agreement with Intel to develop I/O silicon solutions that will serve the three major serial storage interfaces – not only Fibre Channel, but serial ATA and serial attached SCSI as well – all within a common silicon architecture supporting a common API platform based on the Emulex Service Level Interface (SLI). Folino said, “The Emulex SLI, which is the applications programming interface deployed throughout the Emulex Fibre Channel I/O product line, is already in widespread use in storage networking environments and is now being extended to address direct attached storage (DAS) environments served by Intel as well. Emulex’s joint development effort with Intel offers the industry a vision of cost-effective multiprotocol serial storage solutions for a broad spectrum of embedded applications, including storage arrays, storage appliances and blade servers.”

     With respect to its balance sheet, Emulex continued to generate cash during the third fiscal quarter, expanding its cash, restricted cash and investments, both short and long-term, to $586 million, a sequential increase of $16.3 million. Cash balances do not yet reflect shareholder litigation settlements, the net impact of which is expected to ultimately approximate $16.7 million after D&O insurance proceeds and after taxes. Third fiscal quarter accounts receivables increased by 4% compared to the second fiscal quarter level, in line with sequential revenue growth, as days sales outstanding, or DSOs, rose from 40 to 41 days but remained at the low end of Emulex’s target range of 40 to 45 days.

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     For the nine months ended March 2003, revenues rose 23% to $226 million, compared to $185 million reported for the same period a year ago. GAAP net income for the first nine months of fiscal 2003 improved to $47.3 million, or $0.57 per diluted share, compared to a net loss of $84.8 million, or $1.04 per share, in the equivalent period of the prior year. For the nine months ended March 30, 2003, non- GAAP net income rose 61% to $51.3 million, or $0.61 per diluted share, compared to non-GAAP net income of $31.9 million, or $0.38 per diluted share for the same period a year ago.

     Emulex will host a webcast today at 2:30 p.m. Pacific time to discuss the financial results in detail. The webcast, and a script of the webcast, may be accessed live via the Emulex website at www.emulex.com. During the call, Emulex will discuss details of the third fiscal quarter financial results. A replay of the webcast will be available in the audio archive section of the Emulex website. In addition, a replay of the quarterly conference call will be available for 48 hours by calling (888) 203-1112 — and using the passcode 778471.

About Emulex

     Emulex Corporation, which was named one of Forbes Magazine’s 25 Fastest Growing Technology Companies in 2002, is the world’s largest supplier and developer of storage networking host bus adapters. The Emulex product families are based on internally developed ASIC, firmware and software technologies spanning both Fibre Channel and IP networking protocols, and offer customers high performance, scalability, flexibility and reduced total cost of ownership. The company’s products have been selected by the world’s leading server and storage providers, including Dell, EMC, Fujitsu Siemens, Groupe Bull, HP, Hitachi Data Systems, IBM, NEC, Network Appliance and Unisys. In addition, Emulex includes industry leaders Brocade, Computer Associates, Intel, McDATA, Microsoft and VERITAS among its strategic partners. Via a joint development agreement, Emulex and Intel are pioneering the industry’s first storage processors for Serial ATA, Serial Attached SCSI and Fibre Channel interfaces within a single architecture.

     Emulex markets to OEMs and end users through its own worldwide selling organization, as well as its two-tier distribution partners, including ACAL, Avnet, Bell Microproducts, Info-X, Netmarks, Tech Data, TidalWire and Tokyo Electron. Corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at www.emulex.com.

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EMULEX  | We network storage

Note Regarding Non-GAAP Financial Information: Certain portions of this press release include non-GAAP financial information. Such non-GAAP information is presented in order to enable meaningful period-to-period comparisons and to facilitate better focus on Emulex’s core operating results. You should not rely exclusively on the non-GAAP financial information contained in this press release in evaluating Emulex’s financial condition and performance. Instead, such non-GAAP information should be considered along with our GAAP (generally accepted accounting principles) financial information contained in this release and in our public filings in order for you to have a complete picture of our financial results for the periods in question.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the fact that the economy generally, and the technology and storage segments specifically, have recently been in a state of uncertainty making it difficult to determine if past experience is a good guide to the future and making it impossible to determine if markets will grow or shrink in the short term. Recently, the Company’s results have been significantly impacted by a widespread slowdown in technology investment that has also pressured the storage networking market that is the mainstay of the Company’s business. A prolonged downturn in information technology spending could adversely affect the Company’s revenues and results of operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s OEM customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payment; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable booking patterns of the Company’s customers; the effects of terrorist activities and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the Company’s ability and the ability of the Company’s OEM customers to keep pace with the rapid technological changes in the Company’s industry and gain market acceptance for new products and technologies; the effect of rapid migration of customers towards newer product platforms; possible transitions from board level to application specific computer chip solutions for selected applications; a shift in unit product mix from high-end to midrange products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; the Company’s dependence on foreign sales; the effect of the Company’s stock price on stock compensation charges; and the effect of acquisitions, changes in tax rate or changes in accounting standards. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are also discussed in the company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q.

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This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

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EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended

	March 30,	March 31,	March 30,	March 31,
	2003	2002	2003	2002

Net revenues	$79,573	$69,591	$226,446	$184,546
Cost of sales	29,088	27,465	84,311	94,786

Gross profit	50,485	42,126	142,135	89,760

Operating expenses:
Engineering and development	15,823	12,237	45,418	34,699
Selling, general and administrative	35,469	7,912	50,560	23,908
Amortization of goodwill and other intangibles	1,452	39,026	4,357	117,154

Total operating expenses	52,744	59,175	100,335	175,761

Operating income (loss)	(2,259)	(17,049)	41,800	(86,001)

Nonoperating income:
Gain on repurchase of convertible subordinated notes	–	–	28,729	–
Interest income	3,142	2,783	10,081	7,411
Interest expense	(1,236)	(1,343)	(4,267)	(1,350)
Other expense, net	(46)	(284)	(132)	(214)

Total nonoperating income	1,860	1,156	34,411	5,847

Income (loss) before income taxes	(399)	(15,893)	76,211	(80,154)
Income tax provision (benefit)	(151)	595	28,961	4,633

Net income (loss)	$(248)	$(16,488)	$47,250	$(84,787)

Net income (loss) per share:
Basic	$(0.00)	$(0.20)	$0.58	$(1.04)

Diluted	$(0.00)	$(0.20)	$0.57	$(1.04)

Number of shares used in per share computations:
Basic	82,055	81,383	81,959	81,414

Diluted	82,055	81,383	83,511	81,414

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The non-GAAP financial information presented below is based on the Company’s condensed consolidated financial statements and excludes certain adjustments detailed below. The Company uses this non-GAAP information to evaluate its operating performance and believes this presentation provides investors with additional insight into its underlying operating results. This presentation is not in accordance with, or an alternative for, generally accepted accounting principles and may be different from the non-GAAP presentation used by other companies. A reconciliation of the non-GAAP net income with the Company’s net income (loss) determined under generally accepted accounting principles is presented in the following table.

EMULEX CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income (Loss)
(in thousands - unaudited)

	Three Months Ended		Nine Months Ended

	March 30,	March 31,	March 30,	March 31,
	2003	2002	2003	2002

GAAP net income (loss), as presented above	$(248)	$(16,488)	$47,250	$(84,787)

Items excluded from GAAP net income (loss) to calculate non-GAAP net income:
Amortization of goodwill and other intangibles excluded from operating expenses	1,452	39,026	4,357	117,154
Gain on repurchase of convertible subordinated notes excluded from nonoperating income	–	–	(28,729)	–
Net charge associated with tentative settlements of securities class action and derivative lawsuits excluded from general and administrative expenses	27,007	–	27,007	–
Amortization of deferred stock-based compensation associated with the acquisition of Giganet, Employee Stock Purchase Program, and a tax law change in the United Kingdom; excluded as follows for the three months ended March 30, 2003: $925 from engineering and development, $378 from sales and marketing, $126 from general and administrative and $72 from cost of goods sold	1,501	907	3,447	2,810
Loss on strategic investment excluded from nonoperating income	–	248	–	248
Excess and obsolete inventory charge associated with slowing demand for older generation 1 gigabit products and subsequent benefit due to sale of impaired inventory excluded from cost of goods sold	(332)	(2,202)	(1,636)	11,433
Release of valuation allowance related to deferred tax assets excluded from income tax provision	–	(7,580)	–	(7,580)
Income tax effect of above items excluded from the income tax provision	(10,689)	(218)	(356)	(7,354)

Impact on net income	18,939	30,181	4,090	116,711

Non-GAAP net income	$18,691	$13,693	$51,340	$31,924

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Emulex believes that its presentation of non-GAAP financials is useful to investors for the following reasons:

1.	Amortization of goodwill and other intangibles. In accordance with FAS 142, Emulex no longer amortizes goodwill as it did prior to July 1, 2002. Consequently, Emulex believes that excluding non-cash amortization charges provides investors with consistent comparisons to historical results. In addition, because amortization of goodwill and other intangibles is a non-cash charge that pertains solely to acquisition activity, Emulex believes that excluding this charge provides investors with a better view of the underlying cash-based operating trends of its business.

2.	Gain on repurchase of convertible subordinated notes. This gain occurred in September 2002 when Emulex repurchased $136 million in face value of its convertible subordinated notes at a 24% discount, resulting in a pre-tax gain of $28.7 million. Emulex believes that such financial activities are isolated events that are not representative of the ongoing operating results of its business.

3.	Shareholder Lawsuit Settlements Charge: This is a one-time charge that Emulex believes is an isolated event not representative of the ongoing operating results of its business.

4.	Amortization of deferred stock-based compensation. Emulex believes that as these are non-cash charges pertaining to isolated events such as the acquisition of Giganet and a tax law change in the United Kingdom, and these can fluctuate due to changes in Emulex’s stock price, it is helpful to isolate these charges to allow for analysis of the underlying business.

5.	Loss on strategic investment. Emulex believes gains or losses on its strategic investments are isolated events and not representative of its ongoing operating results.

6.	Excess and obsolete inventory charge. Starting in late September 2001, some of Emulex’s major customers made announcements that general economic conditions, exacerbated by the increase in economic uncertainty in the aftermath of the terrorist events of September 11, 2001, were having a negative impact on their financial results. The announcements made, and forecasts received, indicated deteriorating demand for the Company’s one gigabit per second products (Gbps) as these customers were expected to migrate to two Gbps products for future purchases. Emulex believes that the resulting inventory charge taken in September 2001 was an isolated event that is not representative of the ongoing operating results of its business. In order to provide meaningful comparisons of operating results, any subsequent consumption of previously impaired products is also excluded.

7.	Release of valuation allowance related to deferred tax assets. Emulex believes the release of valuation allowance, a benefit which was recorded in the third and fourth quarters of fiscal 2002, were isolated financial events and are not representative of its ongoing operating results.

8.	Income tax effect of above items. Because Emulex believes that the elimination of the above charges and benefits is useful to investors, Emulex has also eliminated associated tax benefits and charges that are associated with them to provide investors with a consistent presentation.

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EMULEX CORPORATION AND SUBSIDIARIES
Non-GAAP Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended

	March 30,	March 31,	March 30,	March 31,
	2003	2002	2003	2002

Net revenues	$79,573	$69,591	$226,446	$184,546
Cost of sales	29,348	29,658	85,841	83,313

Gross profit	50,225	39,933	140,605	101,233

Operating expenses:
Engineering and development	14,898	11,727	43,368	33,111
Selling, general and administrative	7,958	7,524	22,262	22,726

Total operating expenses	22,856	19,251	65,630	55,837

Operating income	27,369	20,682	74,975	45,396

Nonoperating income:
Interest income	3,142	2,783	10,081	7,411
Interest expense	(1,236)	(1,343)	(4,267)	(1,350)
Other income (expense), net	(46)	(36)	(132)	34

Total nonoperating income	1,860	1,404	5,682	6,095

Income before income taxes	29,229	22,086	80,657	51,491
Income tax provision	10,538	8,393	29,317	19,567

Net income	$18,691	$13,693	$51,340	$31,924

Net income per share:
Basic	$0.23	$0.17	$0.63	$0.39

Diluted	$0.22	$0.16	$0.61	$0.38

Number of shares used in per share computations:
Basic	82,055	81,383	81,959	81,414

Diluted	87,505	85,392	87,932	84,690

The interest expense adjustment, net of tax, to the Company’s non-GAAP diluted per share calculation due to the dilutive effect of its convertible subordinated notes was $792 and $2,718 for the three and nine months ended March 30, 2003, respectively.

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EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 30,	June 30,
	2003	2002

Assets
Current assets:
Cash and cash equivalents	$139,108	$282,561
Restricted cash	11,850	2,024
Investments	254,576	227,905
Accounts and other receivables, net	45,906	36,259
Litigation settlement receivable	13,545	–
Inventories, net	18,427	14,833
Prepaid expenses	7,069	3,779
Deferred income taxes	45,708	30,205

Total current assets	536,189	597,566
Property and equipment, net	21,223	18,574
Investments	180,338	119,302
Goodwill, net	397,256	397,256
Other intangibles, net	28,517	32,874
Deferred income taxes	–	29,385
Other assets	6,759	12,407

	$1,170,282	$1,207,364

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,278	$12,663
Accrued liabilities	19,058	19,677
Accrued litigation settlement	39,500	–
Income taxes payable	4,943	7,020

Total current liabilities	77,779	39,360
Convertible subordinated notes	208,518	345,000
Deferred income taxes	6,482	–

	292,779	384,360
Total stockholders’ equity	877,503	823,004

	$1,170,282	$1,207,364

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